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                                                                    Exhibit 23.6


                            INDEPENDENT AUDITOR'S CONSENT


    We consent to the incorporation by reference in the registration statement on Form S-2 of Premier Parks Inc. of our report dated November 12, 1996, with respect to the financial statements of Concord Entertainment Company as of December 31, 1995 and the related statements of income, retained earnings, equity and cash flows for the year then ended, which report appears in the registration statement on Form S-2 (No. 333-16573) of Premier Parks Inc. and to the reference to our firm under the heading "Experts" in the Prospectus.



                             Nelson & Company

Gold River, California
January 27, 1997